Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in this filing on Form 8-K/A of our report dated December 12, 2005 appearing in Uptilt, Inc. (dba EmailLabs)’s Financial Statements for the years ended December 31, 2004 and 2003.

Dated: December 27, 2005	/s/ Burr, Pilger & Mayer LLP